Exhibit 99.1

Additional Information on Investments Backed by Sub-prime Mortgage Loans

Mortgage-backed and Asset-backed Securities Collateralized by Sub-prime Mortgage Loans as of June 30, 2007:

(Amounts in Millions)	Estimated Fair Value by Year of Loan Origination
	2004 and Prior	2005	1st Half 2006	2nd Half 2006	2007	Total
Rating
AAA	$200	$223	$104	$219	$129	$875
AA	84	119	83	40	191	517

Subtotal	284	342	187	259	320	1,392
A	137	262	219	—	—	618
BBB	49	63	3	—	—	115

Total mortgage-backed and asset-backed securities collateralized by sub-prime mortgage loans	$470	$667	$409	$259	$320	$2,125

Additional Information on Investments Backed by Alt-A Mortgage Loans
Mortgage-backed and Asset-backed Securities Collateralized by Alt-A Mortgage Loans as of June 30, 2007:

(Amounts in Millions)	Estimated Fair Value by Year of Loan Origination
Rating	2004 and Prior	2005	1st Half 2006	2nd Half 2006	2007	Total
AAA	$259	$278	$141	$43	$90	$811
AA	54	288	111	—	19	472

Subtotal	313	566	252	43	109	1,283
A	63	149	78	7	3	300
BBB	9	18	20	—	—	47

Total mortgage-backed and asset-backed securities collateralized by Alt-A mortgage loans	$385	$733	$350	$50	$112	$1,630